EXHIBIT 10.94

THIRD AMENDMENT TO LEASE AGREEMENT
THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of December 11 , 2017 (the “Effective Date”), by and between HPBB1, LLC, a Georgia limited liability company (“Landlord”), and BLACKBAUD, INC., a Delaware corporation (“Tenant”).
RECITALS:
A.    Landlord and Tenant are parties to that certain Lease Agreement dated May 16, 2016, as amended by that certain First Amendment to Lease Agreement dated August 22, 2016 and by that certain Second Amendment to Lease Agreement dated May 18, 2017, and as supplemented by that certain Letter Agreement dated September 6, 2016 (collectively, the “Lease”), pursuant to which Landlord leased to Tenant approximately 12.98 acres of real property located in Berkeley County, South Carolina, and more particularly described in the Lease.
B.    Landlord and Tenant desire to amend and modify the Lease as set forth in this Amendment.
AGREEMENT:
For and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.    Recitals; Capitalized Terms. The foregoing recitals are true and correct and are incorporated herein by this reference. Unless otherwise indicated, all capitalized terms used herein shall have the same meaning ascribed to such terms in the Lease.
2.    Phase 2 Amortization Amount. Section 5 of the Summary of Lease Provisions is amended by deleting the last paragraph of Section 5 (which begins with the words “Notwithstanding the foregoing to the contrary”) in its entirety. As a result, the amount of Base Rent shall not change irrespective of whether Landlord develops Phase 2.
3.    Phase 2. Section 13.4(a)(ii) of the Lease is deleted and the following is inserted in lieu thereof:
“(ii) The purchase price for the Phase 2 Property shall be the sum of $1.00; and”
If Phase 2 is developed by Landlord, Section 13.3(a) is amended to provide that in computing the rent as to the Phase 2 Lease, the Project Costs, to be multiplied by the rent factor specified in Section 13.3(a), shall not include any sum related to value of the Phase 2 Property.
4.    Section 9.1. The third sentence of Section 9.1 of the Lease is deleted and the following is inserted in lieu thereof:

“Notwithstanding anything herein to the contrary, Landlord shall have no right to sell any portion of the Property for a period of one (1) year after the Commencement Date, except in connection with a condemnation or taking in accordance with ARTICLE 8.”
5.    Phase 2 Property. The Phase 2 Property shall mean the real property depicted as “Parcel Q-5-3 HPBB1, LLC 4.10 acres” on that certain Final Subdivision Plat prepared by Thomas & Hutton dated June 28, 2016 and recorded on October 11, 2016 in the Register of Deeds for Berkeley County, South Carolina in Plat Cabinet S at Page 250i, unless otherwise agreed in writing by Landlord and Tenant.
6.    Change Order. In consideration of the amendments set forth in this Amendment, Landlord agrees that Landlord and affiliates shall not charge Tenant any fees (and no such fees shall be included in the Project Costs) for any Change Order (as defined in the Work Agreement attached to the Lease as Exhibit B) requested after the Effective Date.
7.    Miscellaneous. This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant. The Lease, as modified by this Amendment contains the parties’ entire agreement regarding the subject matter covered by the Lease and this Amendment and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.
8.    Counterparts; PDF Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument. Signature and acknowledgment pages, if any, may be detached from the counterparts and attached to a single copy of this document to physically form one document. Signatures given by portable document format shall be binding and effective to the same extent as original signatures.
[Rest of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the Effective Date.

LANDLORD:

HPBB1, LLC,
a Georgia limited liability company

By:	/s/ John R. Holder
John R. Holder
President
[Seal]

TENANT:

BLACKBAUD, INC.,
a Delaware corporation

By:	/s/ Jon W. Olson
Name:	Jon W. Olson
Title:	Sr. Vice President, General Counsel

[Seal]